UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2010

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2010, the Board of Directors of SuccessFactors, Inc. (the "Company") approved the SuccessFactors, Inc. Change in Control Plan (the "Change in Control Plan"). The Company's named executive officers for the year ended December 31, 2009 and other employees designated as Tier 2 Employees by the plan administrator are eligible to participate in the Change in Control Plan.

Under the Change in Control Plan, in the event of a qualifying termination in connection with a Change in Control (as defined below) and contingent upon the participant's execution of a binding severance and release agreement, the participant will be entitled to receive (1) a lump sum cash payment in an amount equal to such participant's annual base salary as in effect immediately prior to the severance date, plus (a) such participant's target annual bonus or cash incentive opportunity for the year in which the severance date occurs, multiplied by (i) two, in the case of the Chief Executive Officer and other employees designated as Tier 1 Employees by the plan administrator or (ii) one, in the case of all participants designated as Tier 2 Employees by the plan administrator, less applicable withholding taxes; (2) full acceleration of all outstanding equity awards (subject to certain restrictions noted in the Change in Control Plan); and (3) reimbursement of premiums paid for continuation coverage for twelve months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

A "Change in Control" shall be deemed to have occurred if any one of the following events shall have occurred: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

The Change in Control Plan terminates automatically five years from the date it was adopted by the Company unless extended by the Company or unless a Change in Control has occurred prior to its termination. If a Change in Control occurs prior to the Plan's termination, the Plan will terminate automatically one year and one day after the Change in Control, or if later, when all benefits payable under the Plan are paid.

In order to be eligible to participate in the Change in Control Plan, the participant must opt in to the Change in Control Plan and waive any existing severance arrangement that would be triggered by a Change in Control or similar transaction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Number	Description
99.1	SuccessFactors, Inc. Change in Control Plan, adopted July 27, 2010
99.2	Form of Notice of Participation under Change in Control Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary Smith Hillary Smith General Counsel and Secretary

Date: July 28, 2010

EXHIBIT INDEX

Number	Description
99.1	SuccessFactors, Inc. Change in Control Plan, adopted July 27, 2010
99.2	Form of Notice of Participation under Change in Control Plan